Exhibit 99.1

News Release

P. O. Box 1980

Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:    Glenn Eanes

 Vice President and Treasurer

 540-665-9100

AMERICAN WOODMARK CORPORATION

ANNOUNCES CASH DIVIDEND

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WINCHESTER, Va. (May 29, 2009) – American Woodmark Corporation (NASDAQ: AMWD) today announced a quarterly cash dividend of $0.09 per share to be paid on June 30, 2009, to shareholders of record on June 16, 2009.

     American Woodmark Corporation, located in Winchester, Virginia, is the third largest manufacturer of kitchen and bath cabinets in the United States. Offering approximately 400 cabinet lines in a wide variety of designs, materials and finishes, American Woodmark products are sold through a network of dealers and distributors and directly to home centers and major home builders.

     The Company currently operates 14 manufacturing facilities in Arizona, Georgia, Indiana, Kentucky, Maryland, Oklahoma, Tennessee, Virginia and West Virginia, as well as various service centers across the country. To find out more about American Woodmark, and view its vast array of cabinet styles, visit its web site at www.americanwoodmark.com.

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